Exhibit 3.1

Articles of Incorporation

Vantone Realty Corporation

Filed in the Office of the Secretary of State of Texas - 08/19/2011

Form 201

Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
FAX: 512/463-5709

Filing Fee: $300

Certificate of Formation
For-Profit Corporation

Filed in the Office of the Secretary of State of Texas
Filing #: 801468618 08/19/2011
Document #: 384896310002
Image Generated Electronically for Web Filing

Article 1 - Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

Vantone Realty Corporation

The name must contain the word "corporation," "company," "incorporated," "limited," or an abbreviation of one of these terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

Article 2 – Registered Agent and Registered Office

☐ A. The initial registered agent is an organization (cannot be corporation named above) by the name of:

OR

☑ B. The initial registered agent is an individual resident of the state whose name is set forth below:

Name:
Su Hua Tian

C. The business address of the registered agent and the registered office address is:

Street Address:
12520 A1 Westheimer #139 Houston TX 77077

Consent of Registered Agent

☐ A. A copy of the consent of registered agent is attached.

OR

☑ B. The consent of the registered agent is maintained by the entity.

Article 3 - Directors

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are set forth below:

Director 1: **Su Hua Tian**

Address: **12520 A1 Westheimer #139 Houston TX, USA 77077**

Article 4 - Authorized Shares

The total number of shares the corporation is authorized to issue and the par value of each of such shares, or a statement that such shares are without par value, is set forth below.

Number of Shares	Par Value (must choose and complete either A or B)	Class	Series
8888888888	☑ A. has a par value of $**0.0001** ☐ B. without par value.	**Preferred**	
9999999999	☑ A. has a par value of $**0.0001** ☐ B. without par value.	**Common**	

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, and the par value (or statement of no par value), of each class. If shares of a class are to be issued in series, you must provide the designation of each series. The preferences, limitations, and relative rights of each class or series must be stated in space provided for supplemental information.

Article 5 - Purpose

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be organized under the Texas Business Organizations Code.

Supplemental Provisions / Information

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporation may be organized under the Texas Business Organizations Code.

[The attached addendum, if any, is incorporated herein by reference.]

Effectiveness of Filing

☑ A. This document becomes effective when the document is filed by the secretary of state.

OR

☐ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Organizer

The name and address of the organizer is set forth below.

Tia Su Hua 12520 A1 Westheimer #139, Houston, Texas 77077

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Tian Su Hua

Signature of organizer

FILING OFFICE COPY